EXHIBIT 5.2


                                April 12, 2000

Board of Directors
Cyber-Care, Inc.
1903 South Congress Avenue, Suite 400
Boynton Beach, Florida 33426

Gentlemen:

      As counsel for Cyber-Care, Inc., a Florida corporation ("Company"), you have requested our firm to render this opinion in connection with the Registration Statement of the Company on Form S-3 filed under the Securities Act of 1933, as amended ("Act"), with the Securities and Exchange Commission relating to the registration of the resale of 30,501,046 shares of Company common stock.

      We are familiar with the registration statement and the registration contemplated thereby. In giving this opinion, we have reviewed the registration statement and such other documents and certificates of public officials and of officers of the Company with respect to the accuracy of the factual matters contained therein as we have felt necessary or appropriate in order to render the opinions expressed herein. In making our examination, we have assumed the genuineness of all signatures, the authenticity of all documents presented to us as originals, the conformity to original documents of all documents presented to us as copies thereof, and the authenticity of the original documents from which any such copies were made, which assumptions we have not independently verified.

Based upon all the foregoing, we are of the opinion that:

1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.

2.    The offered shares were validly issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an to the Registration Statement, and hereby consent to the use in the Registration Statement of the reference to Brewer & Pritchard, P.C. under the heading "Legal Matters." This opinion is conditioned upon the registration statement being declared effective.

                                    Very truly yours,


                                    /S/BREWER & PRITCHARD, P.C.
                                       BREWER & PRITCHARD, P.C.